Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, H. Keith Jennings, certify that:

1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Weatherford International plc;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 12, 2021

/s/ H. Keith Jennings

H. Keith Jennings
Executive Vice President and
Chief Financial Officer